Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
FIRST-QUARTER 2026 RESULTS

– Reports First-Quarter Revenue of $995.8 Million, GAAP Loss per Share
of $(0.30), and Non-GAAP Earnings per Share of $2.06 –

– Reaffirms 2026 Guidance for Organic Revenue
and Non-GAAP Earnings per Share –
– Repurchased $200 Million of Common Stock
in First Quarter of 2026 –

– Completed the Divestiture of the CDMO and Cell Solutions Businesses –

WILMINGTON, MA, May 7, 2026 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2026. For the quarter, revenue was $995.8 million, an increase of 1.2% from $984.2 million in the first quarter of 2025.
The impact of foreign currency translation increased reported revenue by 2.8%, while a divestiture reduced reported revenue by 0.1%. Excluding the effect of these items, revenue declined 1.5% on an organic basis. By segment, organic revenue growth in the Manufacturing Solutions (Manufacturing) segment was more than offset by organic revenue declines in the Research Models and Services (RMS) and Discovery and Safety Assessment (DSA) segments.
In the first quarter of 2026, the GAAP operating margin was 12.0%, compared to 7.6% in the first quarter of 2025. The increase in the GAAP operating margin was primarily driven by lower accelerated amortization expense related to certain CDMO client relationships. The GAAP net loss available to common shareholders for the first quarter of 2026 was $(14.8) million, or $(0.30) per diluted share, compared to GAAP net income of $25.5 million, or $0.50 per diluted share for the same period in 2025. The decrease was principally due to a loss on assets held for sale related to the CDMO and Cell Solutions divestiture totaling $118.0 million, or $1.53 per share.
On a non-GAAP basis, the first-quarter operating margin decreased to 16.3% from 19.1% in the first quarter of 2025, primarily as a result of higher study-related direct costs in the DSA segment, unfavorable revenue mix in the RMS segment, and higher stock-based compensation expense related largely to executive transition. Non-GAAP net income was $101.7 million for the first quarter of 2026, a decrease of 14.6% from $119.1 million for the same period in 2025. First-quarter diluted earnings per share on a non-GAAP basis were $2.06, a decrease of 12.0%

from $2.34 per share in the first quarter of 2025. The non-GAAP net income and earnings per share decreases were driven primarily by the lower operating margin.
Birgit Girshick, Chief Executive Officer, said, “We are pleased to deliver on our first-quarter financial targets, and remain well positioned to generate improving results over the course of the year. Our confidence is supported by a DSA demand environment that is tracking to our expectations, resulting in solid bookings in the first quarter, as well as the successful execution of our strategy.”
“As we look to the future, our focus remains on enhancing our clients’ experience, strengthening our world-class scientific portfolio, achieving our financial and operational goals, and increasing long‑term shareholder value. We have already established a solid foundation and with a refreshed strategic focus aimed at modernizing the Company and the industry, we intend to continue to evolve and lead the way. By doing so, we will enable the Company to realize its full potential and ensure future success. I am energized to lead this great company into its next chapter of growth and am confident in the path we are taking to create the future for Charles River,” Ms. Girshick concluded.
First-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $208.4 million in the first quarter of 2026, a decrease of 2.2% from $213.1 million in the first quarter of 2025. The impact of foreign currency translation increased revenue by 3.3%. Organic revenue decreased by 5.5%, due primarily to lower revenue for small research models in North America, as well as for large research models. The decline was partially offset by higher revenue for small research models in China.
In the first quarter of 2026, the RMS segment’s GAAP operating margin increased to 23.9% from 20.5% in the first quarter of 2025, primarily due to a gain on the sale of real estate in Massachusetts. On a non-GAAP basis, the operating margin decreased to 24.7% from 27.1%. The non-GAAP operating margin decrease was primarily driven by the unfavorable revenue mix, principally related to small research models in North America and large research models.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $596.9 million in the first quarter of 2026, an increase of 0.7% from $592.6 million in the first quarter of 2025. The impact of foreign currency translation increased DSA revenue by 2.2%, while a divestiture reduced reported revenue by 0.1%. Organic revenue decreased by 1.4%, driven primarily by lower revenue for discovery services due in part to the impact of prior site consolidation activities.
In the first quarter of 2026, the DSA segment’s GAAP operating margin increased to 17.4% from 15.9% in the first quarter of 2025. The increase was primarily driven by lower third-party legal costs related to a non-human primate (NHP) supply matter, as well as lower costs associated with the Company's restructuring and efficiency initiatives. On a non-GAAP basis, the operating margin decreased to 21.0% from 23.9% in the first quarter of 2025. The non-GAAP operating margin decrease was primarily driven by higher study-related direct costs associated with large-model sourcing and study starts.
Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $190.5 million in the first quarter of 2026, an increase of 6.8% from $178.5 million in the first quarter of 2025. The impact of foreign currency translation increased Manufacturing revenue by 3.9%. Organic revenue increased 2.9%, driven by higher revenue in the Microbial Solutions business, partially offset by lower revenue in the CDMO business.
The Manufacturing segment’s GAAP operating margin was 24.6%, compared to (4.8)% in the first quarter of 2025. The increase was primarily the result of lower accelerated amortization expense related to certain CDMO client relationships. On a non-GAAP basis, the operating margin increased to 25.9% from 23.1% in the first quarter of 2025, driven primarily by the benefit of cost savings resulting from the Company's restructuring initiatives.
Divestiture Update

On May 6, 2026, the Company completed the previously announced divestiture of the CDMO and Cell Solutions businesses to GI Partners. In addition, the Company expects to complete the sale of certain European Discovery Services sites in May 2026. These strategic transactions will enable Charles River to refine and refocus its comprehensive portfolio on core competencies and drive synergistic growth in areas in which it has differentiated scientific expertise, including regulated drug development testing.
Stock Repurchase Update
During the first quarter of 2026, the Company repurchased 1.1 million shares for a total of $200.0 million. As of March 28, 2026, the Company had $800.0 million remaining under its $1.0 billion stock repurchase authorization that was approved by the Board of Directors on October 29, 2025.
2026 Guidance Update
The Company is reaffirming its 2026 organic revenue and non-GAAP earnings per share guidance, which was last updated on February 25, 2026, and previously included the expected impact of the completed divestiture of the CDMO and Cell Solutions businesses, as well as the planned divestiture of certain European Discovery Services sites in May 2026.
However, the Company is reducing its 2026 reported revenue outlook by approximately 50 basis points to reflect recent changes in assumptions for foreign exchange rates. The Company's GAAP earnings per share guidance has now been updated to primarily reflect the impact of the divestitures.
The Company’s 2026 guidance for revenue and earnings per share is as follows:

2026 GUIDANCE (1)	CURRENT	PRIOR
Revenue growth/(decrease), reported	(5.5)% - (4.0)%	(5.0)% - (3.5)%
Less: Contribution from acquisitions	0.0% - (0.5)%	0.0% - (0.5)%
Add: Impact from divestitures	~5.0%	~5.0%
Less: Favorable impact of foreign exchange	(0.5)% - (1.0)%	(1.0)% - (1.5)%
Revenue growth/(decrease), organic (2)	(1.5)% - (0.5)%	(1.5)% - (0.5)%
GAAP EPS estimate	$5.35 – $5.85	—
Acquisition-related amortization (3)	~$2.30	—
Acquisition- and divestiture-related costs (4)	~$2.30
Costs associated with restructuring and efficiency initiatives (5)	~$0.85	—
Other, net (6)	NM	—
Non-GAAP EPS estimate	$10.80 – $11.30	$10.80 – $11.30

Footnotes to Guidance Table:
(1) Revenue and earnings per share guidance assumes the planned divestiture of certain European Discovery Services sites will be completed in May 2026, and that the CDMO and Cell Solutions divestiture was completed on May 6, 2026.
(2) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and both completed and previously announced divestitures (including the CDMO and Cell Solutions businesses, as well as certain European Discovery Services sites), as well as foreign currency translation.
(3) These adjustments primarily include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets.
(4) These adjustments include costs related to the evaluation and integration of acquisitions and divestitures, as well as a loss on assets held for sale related to divestitures and other transaction-related tax adjustments.
(5) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, third-party consulting and professional services, and other costs related to the Company’s restructuring actions and efficiency initiatives. These adjustments also include gains and/or losses on the sale of certain assets and real estate.
(6) These adjustments primarily include immaterial items related to: (i) certain venture capital and other strategic investment losses/(gains), net. This item only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments; and (ii) reductions to a previous $27 million inventory charge associated with an NHP supply matter. As a result of the resolution of the U.S. government investigations during fiscal year 2025, certain NHPs were subsequently utilized.

Webcast
Charles River has scheduled a live webcast on Thursday, May 7th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees, certain transition costs, and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest, including the divestitures of our CDMO and Cell Solutions businesses, the sale of certain of our European Discovery Services sites, and the sale of certain assets including real estate; severance and other costs associated with our restructuring initiatives; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs and adjustments related to an NHP inventory charge in our DSA segment related to now concluded U.S. government investigations into the NHP supply chain; legal and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the derecognition of certain deferred tax assets due to the CDMO Gene Therapy intangible asset impairment charge, the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure, and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding: the projected and/or anticipated future financial performance of Charles River and our specific businesses, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, and enhanced efficiency initiatives; our expectations with respect to our ability to gain market share; our ability to create long-term value for our shareholders and successfully execute on our strategic initiatives, including the impact and results of the such initiatives; the Company’s plans or prospects, expectations and long-term goals associated with our business including the timing of previously announced planned divestiture of certain European Discovery Services sites; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to booking trends and the impacts thereof; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions, including the acquisition of the assets of K.F. (Cambodia) Ltd. and of PathoQuest SAS, and divestitures on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business and growth opportunities; the impact of our restructuring initiatives, including annualized savings; and the impact of our stock repurchase authorization. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the impact of NHP supply constraints; changes and uncertainties in the global economy and financial markets, including disruptions in the global economy caused by geopolitical conflicts; the ability to successfully integrate businesses we acquire, and risks and uncertainties associated with businesses that we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; demand and booking trends; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 18, 2026, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 28, 2026	March 29, 2025

Service revenue	$798,152	$797,923
Product revenue	197,678	186,245
Total revenue	995,830	984,168
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	608,907	577,428
Cost of products sold (excluding amortization of intangible assets)	92,259	89,008
Selling, general and administrative	159,422	177,799
Amortization of intangible assets	15,345	65,264
Operating income	119,897	74,669
Other income (expense):
Interest income	1,033	1,404
Interest expense	(26,742)	(27,884)
Other (expense) income, net	(124,130)	(12,211)
Income (loss) before income taxes	(29,942)	35,978
Provision (benefit) for income taxes	(15,140)	10,100
Net income (loss)	(14,802)	25,878
Less: Net income attributable to noncontrolling interests	41	409
Net income (loss) attributable to common shareholders	$(14,843)	$25,469

Earnings (loss) per common share
Basic	$(0.30)	$0.50
Diluted	$(0.30)	$0.50

Weighted-average number of common shares outstanding
Basic	48,951	50,677
Diluted	48,951	50,853

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 28, 2026	December 27, 2025
Assets
Current assets:
Cash and cash equivalents	$191,830	$213,770
Trade receivables and contract assets, net of allowances for credit losses of $8,114 and $10,463, respectively	700,251	708,856
Inventories	359,723	299,103
Prepaid assets	102,146	96,108
Other current assets	134,856	129,212
Total current assets	1,488,806	1,447,049
Property, plant and equipment, net	1,510,154	1,655,219
Venture capital and strategic equity investments	209,723	206,972
Operating lease right-of-use assets, net	317,840	361,415
Goodwill	3,040,032	2,764,253
Intangible assets, net	248,989	339,995
Deferred tax assets	88,599	67,334
Other assets	826,165	293,185
Total assets	$7,730,308	$7,135,422

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$133,952	$148,800
Accrued compensation	166,888	268,854
Deferred revenue	194,330	210,418
Accrued liabilities	372,397	270,085
Other current liabilities	226,137	222,158
Total current liabilities	1,093,704	1,120,315
Long-term debt, net and finance leases	2,663,133	2,136,360
Operating lease right-of-use liabilities	393,113	434,048
Deferred tax liabilities	81,399	95,203
Other long-term liabilities	510,646	138,302
Total liabilities	4,741,995	3,924,228
Redeemable noncontrolling interests	41,900	41,263
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 49,342 shares issued and 48,167 shares outstanding as of March 28, 2026, and 49,217 shares issued and outstanding as of December 27, 2025	493	492
Additional paid-in capital	1,967,356	1,947,301
Retained earnings	1,373,777	1,388,620
Treasury stock, at cost, 1,175 and zero shares, as of March 28, 2026 and December 27, 2025, respectively	(209,990)	—
Accumulated other comprehensive loss	(191,042)	(171,783)
Total Charles River Laboratories International, Inc. equity	2,940,594	3,164,630
Nonredeemable noncontrolling interest	5,819	5,301
Total equity	2,946,413	3,169,931
Total liabilities, redeemable noncontrolling interests and equity	$7,730,308	$7,135,422

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 28, 2026	March 29, 2025
Cash flows relating to operating activities
Net income (loss)	$(14,802)	$25,878
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	67,151	120,364
Long-lived asset impairments	15,863	10,576
Stock-based compensation	22,381	13,135
Deferred income taxes	(29,417)	(19,041)
Write down of inventories	1,489	6,762
Losses and impairments on venture capital and strategic equity investments, net	1,138	10,374
Provision for credit losses	47	2,007
(Gain) loss on divestitures, net	117,981	(3,376)
Other, net	(34,675)	3,731
Changes in assets and liabilities:
Trade receivables and contract assets, net	(65,319)	(29,353)
Inventories	26,004	(21,882)
Accounts payable	20,455	25,251
Accrued compensation	(83,758)	15,263
Deferred revenue	5,197	(1,213)
Customer contract deposits	(135)	9,167
Other assets and liabilities, net	(8,523)	4,054
Net cash provided by operating activities	41,077	171,697
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(405,006)	—
Capital expenditures	(55,908)	(59,324)
Purchases of investments and contributions to venture capital investments	(8,492)	(5,302)
Proceeds from sale of investments	2,922	1,602
Proceeds from sale of businesses, net	60,096	17,441
Other, net	(1,457)	104
Net cash used in investing activities	(407,845)	(45,479)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	912,462	416,341
Payments on long-term debt, revolving credit facility, and finance lease obligations	(355,676)	(149,394)
Proceeds from exercises of stock options	1,223	—
Purchase of treasury stock	(208,285)	(353,132)
Purchase of remaining equity interests of other redeemable noncontrolling interest	—	(19,140)
Other, net	(2,000)	—
Net cash provided by (used in) financing activities	347,724	(105,325)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,248	5,265
Net change in cash, cash equivalents, and restricted cash	(17,796)	26,158
Cash, cash equivalents, and restricted cash, beginning of period	215,997	205,570
Cash, cash equivalents, and restricted cash, end of period	$198,201	$231,728

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

		Three Months Ended
		March 28, 2026	March 29, 2025
Research Models and Services
	Revenue	$208,367	$213,073
	Operating income	49,773	43,605
	Operating income as a % of revenue	23.9%	20.5%
	Add back:
	Amortization related to acquisitions	7,380	12,687
	Acquisition, integration, and divestiture-related adjustments (3)	—	14
	Severance	789	229
	Asset impairment	15,561	319
	Cost savings and efficiency initiatives (4)	(21,964)	876
	Total non-GAAP adjustments to operating income	$1,766	$14,125
	Operating income, excluding non-GAAP adjustments	$51,539	$57,730
	Non-GAAP operating income as a % of revenue	24.7%	27.1%

	Depreciation and amortization	$16,140	$21,761
	Capital expenditures	$11,568	$7,286

Discovery and Safety Assessment
	Revenue	$596,923	$592,609
	Operating income	103,875	93,952
	Operating income as a % of revenue	17.4%	15.9%
	Add back:
	Amortization related to acquisitions	16,497	18,171
	Acquisition, integration, and divestiture-related adjustments (3)	2,542	1,061
	Severance	2,626	4,979
	Asset impairment	—	9,786
	Cost savings and efficiency initiatives (4)	4,987	2,777
	Third-party legal and advisory costs and certain related items (5)	(5,455)	10,970
	Total non-GAAP adjustments to operating income	$21,197	$47,744
	Operating income, excluding non-GAAP adjustments	$125,072	$141,696
	Non-GAAP operating income as a % of revenue	21.0%	23.9%

	Depreciation and amortization	$39,914	$42,084
	Capital expenditures	$37,509	$34,521

Manufacturing Solutions
	Revenue	$190,540	$178,486
	Operating income (loss)	46,839	(8,620)
	Operating income (loss) as a % of revenue	24.6%	(4.8)%
	Add back:
	Amortization related to acquisitions (2)	1,945	46,077
	Severance	(868)	2,204
	Asset impairment	—	201
	Cost savings and efficiency initiatives (4)	1,371	1,306
	Total non-GAAP adjustments to operating income	$2,448	$49,788
	Operating income, excluding non-GAAP adjustments	$49,287	$41,168
	Non-GAAP operating income as a % of revenue	25.9%	23.1%

	Depreciation and amortization	$8,399	$54,623
	Capital expenditures	$6,274	$17,279

Unallocated Corporate Overhead		$(80,590)	$(54,268)
	Add back:
	Acquisition, integration, and divestiture-related adjustments (3)	16,589	730
	Severance	3,671	1,002
	Cost savings and efficiency initiatives (4)	(2,915)	166
	Total non-GAAP adjustments to operating expense	$17,345	$1,898
	Unallocated corporate overhead, excluding non-GAAP adjustments	$(63,245)	$(52,370)

Total
	Revenue	$995,830	$984,168
	Operating income	119,897	74,669
	Operating income as a % of revenue	12.0%	7.6%
	Add back:
	Amortization related to acquisitions (2)	25,822	76,935
	Acquisition, integration, and divestiture-related adjustments (3)	19,131	1,805
	Severance	6,218	8,414
	Asset impairment	15,561	10,306
	Cost savings and efficiency initiatives (4)	(18,521)	5,125
	Third-party legal and advisory costs and certain related items (5)	(5,455)	10,970
	Total non-GAAP adjustments to operating income	$42,756	$113,555
	Operating income, excluding non-GAAP adjustments	$162,653	$188,224
	Non-GAAP operating income as a % of revenue	16.3%	19.1%

	Depreciation and amortization	$67,151	$120,364
	Capital expenditures	$55,908	$59,324

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions for the three months ended March 29, 2025 includes $35.5 million of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions reportable segment.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)	Cost savings and efficiency initiatives in 2026 primarily include site consolidation charges related to recent site optimization activities, cost of professional services related to certain improvement initiatives, and a pre-tax gain of $38.5 million in connection with the sale of certain assets in Wilmington, Massachusetts. The gain was recognized within RMS reportable segment and unallocated corporate for $23.2 million and $15.3 million, respectively.
(5)	Within the DSA business, third‑party legal and advisory costs incurred during fiscal 2025 relate to U.S. government investigations into the NHP supply chain, which were concluded in fiscal 2025. Also included within DSA results for fiscal 2026 is the utilization of previously written‑down NHP inventory, resulting in partial reversals of the $27 million inventory charge recorded in fiscal 2024 following the resolution of the matter in fiscal 2025.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 28, 2026	March 29, 2025

Net income (loss) available to Charles River Laboratories International, Inc. common shareholders	$(14,843)	$25,469
Add back:
Non-GAAP adjustments to operating income (2)	41,710	112,393
Venture capital and strategic equity investment losses and impairments, net	1,752	9,969
(Gain) loss on divestitures (3)	117,981	(3,376)
Tax effect of non-GAAP adjustments:
Tax impact of divestitures	(43,069)	—
Interest on acquired uncertain tax positions	4,969	—
Tax effect of the remaining non-GAAP adjustments	(6,804)	(25,345)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$101,696	$119,110

Weighted average shares outstanding - Basic	48,951	50,677
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	402	176
Weighted average shares outstanding - Diluted	49,353	50,853

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.30)	$0.50
Diluted (4)	$(0.30)	$0.50

Basic, excluding non-GAAP adjustments	$2.08	$2.35
Diluted, excluding non-GAAP adjustments	$2.06	$2.34

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(3)	The amount included in 2026 relates to a pre-tax loss on assets held for sale in connection with the CDMO and Cell Solutions Divestiture while the amount included in 2025 relates to a gain on the sale of a DSA site.
(4)	Net loss available to Charles River Laboratories International, Inc. per common share excludes the effect of dilution and is computed using basic weighted-average number of shares outstanding for the three month period ended March 28, 2026.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended March 28, 2026	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	1.2%	(2.2)%	0.7%	6.8%
(Increase) decrease due to foreign exchange	(2.8)%	(3.3)%	(2.2)%	(3.9)%
Impact of divestitures (2)	0.1%	—%	0.1%	—%
Non-GAAP revenue growth, organic (3)	(1.5)%	(5.5)%	(1.4)%	2.9%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Impact of divestitures relates to the sale of a site within DSA.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for divestitures and foreign exchange.